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                                                                     EXHIBIT 5.3

                  [STEWART McKELVEY STIRLING SCALES LETTERHEAD]

                                                              December ___, 1997

Sparkling Spring Water Group Limited
Sparkling Spring Water Limited
Water Jug Enterprises Limited
Withey's Water Softening & Purification Ltd.
Aqua Care Water Softening & Purification Inc.
High Valley Water Limited
3003969 Nova Scotia Limited
Canadian Springs Water Company Limited
One Landmark Square
Stamford, Connecticut 06901

Ladies and Gentlemen:

      We refer to the offer of Sparkling Spring Water Group Limited (the "Issuer") and Sparkling Spring Water Limited, Water Jug Enterprises Limited, Withey's Water Softening & Purification Ltd., Aqua Care Water Softening & Purification Inc., High Valley Water Limited, 3003969 Nova Scotia Limited and Canadian Springs Water Company Limited (the "Guarantors") to exchange $1,000, aggregate principal amount of 11 1/2% Senior Subordinated Notes due 2007 of the Issuer (the "Exchange Notes") (together with the related guarantees of the Guarantors), for each $1,000 aggregate principal of the outstanding unregistered 11 1/2% Senior Subordinated Notes due 2007 of the Issuer (together with the related guarantees of the Guarantors), which Exchange Notes (and the related guarantees of the Guarantors) are the subject of the Registration Statement on Form F-4, to which this opinion is an Exhibit, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement").

      In connection herewith, we have examined the Registration Statement, the Indenture, dated as of November 19, 1997 among the Issuer, the Guarantors and Bankers Trust Company as trustee the ("Indenture"), and the Exchange Notes (and the related guarantees of the Guarantors included therewith) (the Indenture, the Exchange Notes and the related guarantees of the Exchange Notes of the Guarantors are collectively referred to herein as the "Documents"), together with such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
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      On the basis of the foregoing examination, we advise you that, upon the
(i) Registration Statement becoming effective under the Act, and (ii) qualification of the Indenture under the Trust Indenture Act of 1939, as amended, in our opinion:

      (1) Each of the Issuer and the Guarantors is duly organized, validly existing and in good standing of the province of Nova Scotia and has all requisite corporate power and authority to own, lease and operate its properties and conduct its businesses described in the Registration Statement;

      (2) The Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under the Exchange Notes and the Exchange Notes have been duly and validly authorized, executed and delivered by the Issuer;

      (3) Each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Exchange Notes and the Exchange Notes have been duly and validly authorized, executed and delivered by each of the Guarantors.

      The foregoing opinion is limited to the laws of the Province of Nova Scotia and the federal laws of Canada applicable in the Province of Nova Scotia.

      The foregoing opinions are subject to the qualification that the enforceability of the Exchange Notes is governed by New York law and we offer no opinion in this regard.

      We consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included therein. Our opinion is rendered solely for your information in connection with the foregoing, and may not be relied upon by any other person or for any other purpose without our prior written consent. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission.

                                               Very truly yours,


                                               By: /s/ STEWART McKELVEY STIRLING
                                                       SCALES